Exhibit 99.1

Exelis reports fourth-quarter and full-year 2014 financial results

  Book-to-bill ratio of greater than 1.0x; Revenue from international customers up 11 percent over full-year 2013
  Fourth quarter earnings from continuing operations up 43 percent over same period in 2013; Full-year earnings from continuing operations up 29 percent over 2013
  Year-end cash position of $510 million

MCLEAN, Va.--(BUSINESS WIRE)--February 27, 2015--Exelis (NYSE: XLS) reported 2014 financial results for the fourth quarter and full year of 2014. Fourth-quarter revenue from continuing operations was $933 million, a one percent increase from the fourth quarter of 2013. Fourth-quarter earnings from continuing operations were $0.45 per share, a 45 percent increase from the fourth quarter of 2013. Adjusted earnings from continuing operations, which exclude costs related to the spin-off of Vectrus, were $0.47 per share for the fourth quarter, up 38 percent from the same period in 2013. The company generated $112 million in free cash flow in the fourth quarter of 2014.

For the full-year 2014, Exelis reported revenue from continuing operations of $3.3 billion, a 2 percent decline from 2013, and earnings from continuing operations of $1.19 per share, a 28 percent increase compared to 2013. Adjusted earnings were $1.23 per share, 29 percent greater than 2013. Earnings and adjusted earnings for the full year were driven by lower restructuring charges, lower SG&A expenses and lower full year tax expense. Free cash flow for the year was $114 million, which reflects $145 million in payments made by the company to its pension plans.

Results from continuing operations reflect the September spin-off of the former Mission Systems business into Vectrus, an independent, publicly traded company. Exelis shareholders at the time of the spin-off received one share of Vectrus common stock for every 18 shares of Exelis common stock held on the spin-off record date.

The company secured $3.3 billion in orders in 2014, earning significant new business within our four Strategic Growth Platforms, and continuing steady orders in our more mature business areas. Key new business for the year included:

  More than $250 million in orders from NASA and a Japanese customer for satellite payloads that will monitor climate conditions and improve weather forecasting;
  Nearly $200 million in contracts for airborne electronic warfare equipment from the U.S. Navy, Turkey, Pakistan and other international customers, as well as electronic support measures technologies that will provide Swedish submarines with situational awareness, self-protection and surveillance capabilities;
  More than $200 million in orders, primarily from international customers, for our battle-tested, world-class night vision and networked communications equipment; and
  Continued expansion of our composite aerostructures business with key customers, including Airbus, Lockheed Martin and Boeing.

“We delivered results in line with full-year expectations in 2014, increased our international sales, continued to book strategic new business and ended the year in a very favorable cash position – all while successfully executing the spin-off of Vectrus,” said Exelis CEO and President David F. Melcher. “Looking to the future, I believe the merger agreement, signed February 5th with Harris Corporation, represents an excellent opportunity for Exelis businesses and employees to achieve our stated growth strategy and bring our customers and shareholders greater capabilities and value.”

Segment Results

C4ISR Electronics and Systems

C4ISR Electronics and Systems fourth-quarter 2014 revenue was $636 million, up 2 percent from the same period in 2013. Full-year revenue for the segment was $2.1 billion, nearly identical to 2013, as more volume in airborne and ship-based electronic warfare equipment was somewhat offset by declines in sales of communications solutions products. Fourth-quarter 2014 adjusted operating income was $107 million, up 19 percent from the fourth quarter of 2013. Full-year 2014 adjusted operating income was $273 million, 33 percent better than 2013, driven by decreased restructuring and SG&A costs.

Information and Technical Services

Information and Technical Services fourth-quarter 2014 revenue from continuing operations was $297 million, a decrease of 1 percent from the same period in 2013. Full-year revenue for the segment was $1.1 billion, a 6 percent decline from 2013, driven by lower activity on the U.S. Air Force Spacelift Range Services program and several other services contracts, partially offset by increased revenue from Federal Aviation Administration programs. Fourth-quarter adjusted operating income from continuing operations was $38 million, up 19 percent from the fourth quarter of 2013. Full-year 2014 adjusted operating income was $135 million, 5 percent higher than 2013 due to improved contract performance, operational efficiencies and lower restructuring costs.

About Exelis

Exelis is a diversified, top-tier global aerospace, defense, information and services company that leverages a greater than 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. Exelis is a leader in positioning and navigation, sensors, air traffic management solutions, image processing and distribution, communications and information systems; and focused on strategic growth in the areas of critical networks, ISR and analytics, electronic warfare and composite aerostructures. Headquartered in McLean, Virginia, Exelis employs approximately 10,000 people and generated 2014 sales of approximately $3.3 billion. For more information, visit our website at www.exelisinc.com or connect with us on Facebook, Twitter, LinkedIn and YouTube. For more information, visit our website at www.exelisinc.com or connect with us on Facebook, Twitter and YouTube.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Exelis and Harris, the management of either such company or the proposed transaction between Exelis and Harris, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Exelis and Harris undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the transactions; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete with others in the industries in which Exelis and Harris operate; effects of compliance with laws; fluctuations in the value of currencies in major areas where operations are located; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; ability to develop and further enhance technology and proprietary know-how; ability to attract and retain key personnel; escalation in the cost of providing employee health care; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the combined company in connection with consummation of the merger; the failure to obtain approval of the merger by the shareholders of Exelis and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Exelis’ and Harris’ respective reports filed with the SEC, including Exelis’ annual report on Form 10-K for the year ended December 31, 2014, and Harris’ annual report on Form 10-K for the year ended June 27, 2014 and quarterly reports on Form 10-Q for the quarters ended September 26, 2014, and January 2, 2015, in each case, as such reports may have been amended. This document speaks only as of its date, and Exelis and Harris each disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. EXELIS SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to shareholders of Exelis. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, from Harris at its web site, www.Harris.com, or from Exelis at its web site, www.Exelisinc.com, or 1650 Tysons Blvd. Suite 1700, McLean, VA 22102, attention: Corporate Secretary.

Participants In Solicitation

Exelis and Harris and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Exelis’ participants is set forth in the proxy statement, dated March 26, 2014, for Exelis’ 2014 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Harris’ participants is set forth in the proxy statement, dated September 9, 2014, for Harris’ 2014 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Exelis and Harris in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

EXELIS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	Year ended December 31,
	2014	2013	2012
Product revenue	$2,142	$2,136	$2,487
Service revenue	1,135	1,205	1,243
Total revenue	3,277	3,341	3,730
Costs of product revenue	1,538	1,517	1,726
Costs of service revenue	898	967	1,027
Selling, general and administrative expenses	372	395	459
Research and development expenses	60	54	67
Restructuring and asset impairment charges	12	80	19
Operating income	397	328	432
Interest expense, net	37	37	37
Other expense (income), net	(5)	3	3
Income from continuing operations before income tax expense	365	288	392
Income tax expense	135	110	146
Income from continuing operations	230	178	246
Income from discontinued operations, net of tax	19	103	84
Net income	$249	$281	$330
Earnings Per Share
Basic
Continuing Operations	$1.22	$0.94	$1.31
Discontinued Operations	$0.10	$0.55	$0.45
Net income	$1.32	$1.49	$1.76
Diluted
Continuing Operations	$1.19	$0.93	$1.30
Discontinued Operations	$0.10	$0.54	$0.45
Net income	$1.29	$1.46	$1.75
Weighted average common shares outstanding – basic	188.3	188.5	187.4
Weighted average common shares outstanding – diluted	193.2	192.0	188.6
Cash dividends declared per common share	$0.41	$0.41	$0.41

EXELIS INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(IN MILLIONS)	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$510	$459
Receivables, net	824	715
Inventories, net	225	240
Deferred tax asset	56	38
Other current assets	47	59
Current assets of discontinued operations	—	229
Total current assets	1,662	1,740
Plant, property and equipment, net	437	489
Goodwill	1,976	1,967
Other intangible assets, net	150	167
Deferred tax asset	566	300
Other non-current assets	87	77
Non-current assets of discontinued operations	—	144
Total non-current assets	3,216	3,144
Total assets	$4,878	$4,884
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$238	$257
Advance payments and billings in excess of costs	242	290
Compensation and other employee benefits	170	153
Other accrued liabilities	124	149
Current liabilities of discontinued operations	—	195
Total current liabilities	774	1,044
Defined benefit plans	2,072	1,407
Long-term debt	649	649
Deferred tax liabilities	2	2
Other non-current liabilities	134	127
Non-current liabilities of discontinued operations	—	3
Total non-current liabilities	2,857	2,188
Total liabilities	3,631	3,232
Commitments and contingencies
Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,607	2,623
Treasury stock	(128)	(16)
Retained earnings	645	475
Accumulated other comprehensive loss	(1,879)	(1,432)
Total shareholders' equity	1,247	1,652
Total liabilities and shareholders' equity	$4,878	$4,884

EXELIS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

(IN MILLIONS)	Year Ended December 31,
	2014	2013	2012
Operating activities
Net income	$249	$281	$330
Less income from discontinued operations	19	103	84
Income from continuing operations	230	178	246
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and amortization	106	107	127
Stock-based compensation	26	32	24
Restructuring and asset impairment charges	12	80	19
Payments for restructuring	(26)	(57)	(20)
Defined benefit plans expense	58	87	43
Defined benefit plans payments	(145)	(206)	(290)
Change in assets and liabilities
Change in receivables	(107)	(49)	18
Change in inventories	18	41	51
Change in other assets	20	(20)	(2)
Change in accounts payable	(19)	(24)	(22)
Change in advance payments and billings in excess of costs	(48)	(20)	(52)
Change in deferred taxes	13	144	120
Change in other liabilities	26	(100)	(3)
Other, net	(4)	1	2
Net cash provided by operating activities from continuing operations	160	194	261
Investing activities
Capital expenditures	(53)	(76)	(116)
Proceeds from the sale of assets	9	9	2
Acquisitions, net of cash acquired	(23)	(16)	(43)
Other, net	1	2	1
Net cash used in investing activities from continuing operations	(66)	(81)	(156)
Financing activities
Dividends paid	(80)	(58)	(77)
Common stock repurchased	(112)	(16)	—
Proceeds from the exercise of stock options	18	23	19
Net cash distribution received from Vectrus	133	—	—
Transfer (to) from Vectrus, net	(32)	4	(4)
Other, net	1	—	1
Net cash used in financing activities from continuing operations	(72)	(47)	(61)
Exchange rate effects on cash and cash equivalents	(7)	1	7
Net cash from discontinued operations	36	114	121
Net change in cash and cash equivalents	51	181	172
Cash and cash equivalents – beginning of year	459	278	106
Cash and cash equivalents – end of year	$510	$459	$278
Supplemental disclosures of cash flow information
Cash paid during the year for
Income taxes (net of refunds received)	$70	$97	$28
Interest	$34	$34	$37

Key Performance Indicators and Non-GAAP Financial Measures

Management reviews key performance indicators including revenue, segment operating income and margins, orders growth, and backlog, among other metrics on a regular basis. In addition, we consider certain additional measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions and debt repayment. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for revenue, operating income, income from continuing operations, or net cash from continuing operations as determined in accordance with GAAP. We consider the following non-GAAP measure, which may not be comparable to similarly titled measures reported by other companies, to be a key performance indicator:

“Adjusted net income from continuing operations” defined as net income from continuing operations, adjusted to exclude items that include, but are not limited to, significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments.

“Segment adjusted operating income from continuing operations” defined as operating income from continuing operations of our two segments, adjusted to exclude items that include, but are not limited to, significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments.

“Segment adjusted operating margin from continuing operations” defined as segment adjusted operating income from continuing operations as defined above, divided by revenue from continuing operations.

“Free cash flow from continuing operations” defined as GAAP net cash provided by operating activities from continuing operations, less capital expenditures plus separation costs. This metric does not include dividend payments.

Exelis Inc.
Non-GAAP Financial Measures - Adjusted Net Income & Adjusted EPS

	Three Months Ended		Twelve Months Ended
	December 30,		December 30,
($ million, except per share)	2014	2013	2014	2013
Net Income from Continuing Operations	87	61	230	178

Separation Costs for Vectrus Spin-off, net of tax	3	-	7	-
Tax-related special items for the 2011 ITT Spin-off, net of tax	-	5	-	5
Adjusted Net Income from Continuing Operations	90	66	237	183

Net Income from Continuing Operations per fully diluted share	$0.45	$0.31	$1.19	$0.93
Adjusted Net Income from Continuing Operations per fully diluted share	$0.47	$0.34	$1.23	$0.95

Weighted Average Shares Outstanding, Diluted	191.3	194.2	193.2	192.0

Exelis Inc.
Non-GAAP Financial Measures - Adjusted Segment Operating Income & Operating Margin

	Three Months Ended		Twelve Months Ended
	December 30,		December 30,
($ million)	2014	2013	2014	2013
Revenue from Continuing Operations	933	922	3,277	3,341
C4ISR	636	621	2,142	2,136
I&TS	297	301	1,135	1,205

Segment Operating Income from Continuing Operations, As Reported	141	116	397	328
C4ISR	105	86	266	202
I&TS	36	30	131	126

Separation Costs for Vectrus Spin-off and Tax-related special items for the 2011 ITT Spin-off, pre tax	4	6	11	6
C4ISR	2	4	7	4
I&TS	2	2	4	2

Segment Operating Income from Continuing Operations, Adjusted	145	122	408	334
C4ISR	107	90	273	206
I&TS	38	32	135	128

Segment Operating Margin from Continuing Operations, As Reported
C4ISR	16.5%	13.8%	12.4%	9.5%
I&TS	12.1%	10.0%	11.5%	10.5%

Segment Operating Margin from Continuing Operations, Adjusted
C4ISR	16.8%	14.5%	12.7%	9.6%
I&TS	12.8%	10.6%	11.9%	10.6%

Operating Margin from Continuing Operations, As Reported	15.1%	12.6%	12.1%	9.8%
Operating Margin from Continuing Operations, Adjusted	15.5%	13.2%	12.5%	10.0%

Exelis Inc.
Free Cash Flow Year-to-Date

	Twelve Months Ended	Twelve Months Ended
	December 30,	December 30,
($ million)	2014	2013
Cash Flow From Operating Activities from Continuing Operations	160	194

Subtract:
Capital Expenditures	(53)	(76)
Free Cash Flow from Continuing Operations	107	118

Add:
Separation Costs for Vectrus Spin-off, net of tax	7	-
Free Cash Flow from Continuing Operations, as Adjusted	114	118

Exelis Inc.
Free Cash Flow Quarter-to-Date

	Three Months Ended	Twelve Months Ended	Nine Months Ended
	December 30,	December 30,	September 30,
($ million)	2014	2014	2014
Cash Flow From Operating Activities from Continuing Operations	127	160	33

Subtract:
Capital Expenditures	(18)	(53)	(35)

Free Cash Flow from Continuing Operations	109	107	(2)

Add:
Separation Costs for Vectrus Spin-off, net of tax	3	7	4
Free Cash Flow from Continuing Operations, as Adjusted	112	114	2

CONTACT:
Exelis
Investors
Katy Herr, 703-790-6376
Katy.Herr@exelisinc.com
or
Media
B.J. Talley, 703-790-6349
William.Talley@exelisinc.com